FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

(e)           On June 30, 2008, U.S. Cellular’s Chairman approved an Executive Bonus Plan for 2008.  A copy of this plan was filed with the SEC on a Form 8-K dated June 30, 2008.  This plan applies to the below named executive officers other than John E. Rooney, President and CEO of U.S. Cellular.  However, the Chairman of U.S. Cellular also considers the performance under this plan in determining the amount of bonus for Mr. Rooney.  For disclosure purposes, the amount of bonus paid to the named executive officers on March 13, 2009 with respect to 2008 performance was as follows:

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Total Bonus for 2008 paid in 2009	$410,000	$143,976	$223,086	$152,068	$111,567

Although the performance factors set forth in the Executive Bonus Plan are considered in determining the amount of the bonus paid, the entire amount of the bonus paid to each of the named executive officers is discretionary and subject to approval by the Chairman.  The officers are not entitled to any amount of bonus unless and only to the extent awarded and paid.  Performance measures are only one category of the factors used to determine the amount of the bonus, all of which is discretionary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: March 16, 2009

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President — Finance,
Chief Financial Officer and Treasurer